UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

TICKETS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27893 (Commission File Number)	06-1424841 (IRS Employer Identification Number)

555 Anton Boulevard, 11th Floor, Costa Mesa, CA (Address of principal executive offices)	92626 (Zip Code)

Registrant’s telephone number, including area code: (714) 327-5400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     Agreement and Plan of Merger and Related Agreements

     On February 15, 2005, Tickets.com, Inc. (“Company” or “Tickets.com”), announced that it entered into an Agreement and Plan of Merger (“Merger Agreement”) with MLB Advanced Media L.P., a Delaware limited partnership (“Parent”), and MLBAM Acquisition Corp. (“Purchaser”), a Delaware corporation and wholly-owned subsidiary of Parent, on February 14, 2005. The Merger Agreement provides for the commencement of a tender offer to purchase all issued and outstanding shares of Company common stock, par value $0.000225 per share (“Common Stock”), at a purchase price of $1.10 per share in cash (“Offer”). The Offer will be conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer such number of shares of Common Stock which, together with the shares of Common Stock into which the warrants and shares of preferred stock to be acquired by Purchaser pursuant to the Securities Purchase Agreement described below are exercisable or convertible, represents at least 90% of all of the issued and outstanding Common Stock, assuming the exercise of the warrants and conversion of the preferred stock into Common Stock (“Minimum Condition”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) no event or circumstance occurring following the date of the Merger Agreement that constitutes a Material Adverse Change (as defined in Section 8.12 of the Merger Agreement) or would reasonably be expected to have a Material Adverse Effect (as defined in Section 8.12 of the Merger Agreement). The Minimum Condition is not waivable. The Merger Agreement has been filed as Exhibit 2.1.

     As soon as practicable after the completion of the Offer and satisfaction (or waiver, if waivable) of all conditions to the Merger, Purchaser will be merged with and into Tickets.com with Tickets.com surviving as a wholly-owned subsidiary of Parent (“Merger”). At the effective time of the Merger, each share of Common Stock (other than shares held by Tickets.com or shares owned by Purchaser, or any direct or indirect subsidiary of Parent or any wholly-owned subsidiary of Tickets.com, and other than shares held by stockholders, if any, who are entitled to and have properly exercised dissenters’ rights under Section 262 of the Delaware General Corporation Law), will be canceled and converted into the right to receive $1.10 per share, net to the seller in cash, or any higher price per share of Common Stock paid pursuant to the Offer, payable to the holder thereof without interest.

     As a result of the Offer, the transactions contemplated by the Securities Purchase Agreement described below, and the Merger, Purchaser will acquire all of the capital stock of the Company for a total of approximately $66,513,569.

     As a condition to Parent’s and Purchaser’s willingness to enter into the Merger Agreement, holders of a majority of the Series F Senior Cumulative Redeemable Preferred Stock, par value $0.000225 per share (“Series F Preferred Stock”), and all of the Series G Senior Cumulative Redeemable Convertible Participating Preferred Stock, par value $0.000225 per share (“Series G Preferred Stock”) (collectively, the “Preferred Holders”), entered into a Securities Purchase Agreement, dated February 14, 2005 (“Securities Purchase Agreement”), with Parent and Purchaser. Pursuant to the Securities Purchase Agreement, Parent and Purchaser have agreed to (a) purchase the shares of Series F Preferred Stock and Series G Preferred Stock held by the Preferred Holders, and (b) purchase warrants to acquire 1,824,962 shares of Common Stock held by the Preferred Holders. As of the close of business on February 8, 2005, 21,666,669 shares of Series F Preferred Stock were issued and outstanding (convertible into an aggregate of 7,565,355 shares of Common Stock), and 8,474,576 shares of Series G Preferred Stock were issued and outstanding (convertible into an aggregate of 10,943,868 shares of Common Stock). The Preferred Holders own (i) all of the shares of Series G Preferred Stock, (ii) a total of 17,500,000 shares of Series F Preferred Stock (convertible into an aggregate of 6,114,296 shares of Common Stock), and (iii) warrants to purchase 1,824,962 shares of Common Stock. The purchase price to be paid to the Preferred Holders for the above securities pursuant to the Securities Purchase Agreement is $54,136,428.28, subject to adjustment. In addition, the Preferred Holders and affiliates of the Preferred Holders own 1,459,211 shares of Common Stock, which they have agreed to tender in the Offer. If the Offer is not consummated, then Parent and Purchaser will not purchase the preferred stock, Common Stock or warrants held by the Preferred Holders, and the Merger will not occur. These agreements have been filed as Exhibits 2.2 and 2.5.

     In addition to the Merger Agreement and the Securities Purchase Agreement, Purchaser has also entered into separate Stockholder Agreements with certain holders of the remaining Series F Preferred Stock, as well as certain holders of Common Stock (“Other Stockholders”), pursuant to which the Other Stockholders have agreed to, among other things, (a) with respect to those Other Stockholders holding Series F Preferred Stock, convert their shares of Series F Preferred Stock into shares of Common Stock, and (b) tender all shares of Common Stock beneficially owned by them in the Offer. As of the close of business on February 8, 2005, the Other Stockholders collectively owned (i) 4,166,669 shares of Series F Preferred Stock, convertible into an aggregate of 1,451,059 shares of Common Stock, and (ii) 2,683,800 shares of Common Stock. These agreements have been filed as Exhibits 2.3, 2.4 and 2.6.

     As a result of these agreements, 24,477,196 million shares of Common Stock, or approximately 82% of the Common Stock issued and outstanding on a fully diluted basis (assuming the conversion of all preferred stock and the exercise of all warrants to be acquired by Purchaser from the Preferred Holders pursuant to the Securities Purchase Agreement), will be tendered in the Offer or otherwise purchased by the Purchaser. These shares will count toward satisfaction of the Minimum Condition.

     On February 14, 2005, Company and General Atlantic Partners 54, L.P., General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC and International Capital Partners, Inc., Profit Sharing Trust agreed to amend a registration rights agreement which granted these entities certain registration rights in connection with the Company’s securities offerings. As amended, the registration rights agreement will terminate upon consummation of the Offer. This agreement has been filed as Exhibit 2.7.

     On February 15, 2005, Company and Parent issued a press release announcing the execution of the Merger Agreement and related agreements discussed above. A copy of that press release is attached as Exhibit 99.1 to this document and is hereby incorporated by reference.

     The foregoing description of the Merger Agreement, Securities Purchase Agreement, Stockholder Agreements and amended registration rights agreement do not purport to be complete and are qualified in their entirety by reference to the documents which are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7, respectively, and incorporated herein by reference.

     At the time Purchaser commences the tender offer, Parent and Purchaser will file with the Securities and Exchange Commission (“SEC”) a tender offer statement and Company will file with the SEC a solicitation/recommendation statement in response to that tender offer on Schedule 14D-9. Those documents will contain important information and stockholders of Company are advised to carefully read those documents when they become available before making any decision with respect to the tender offer. The offer to purchase and other offer documents included in the tender offer statement, as well as the solicitation/recommendation statement, will be made available to all stockholders of Company at no expense to them by requesting them from Company in writing to: Office of CFO, 555 Anton Boulevard, 11th Floor, Costa Mesa, CA 92626 or by phone at (714) 327-5496. Stockholders may obtain a free copy of the solicitation/recommendation statement when it becomes available, along with any documents Company has filed with the SEC at the SEC’s website at http://www.sec.gov.

Item 9.01 Exhibits

Exhibit No.	Exhibit Title or Description
2.1	Agreement and Plan of Merger, dated February 14, 2005, by and among Tickets.com, Inc., MLBAM Acquisition Corp. and MLB Advanced Media, L.P.
2.2	Securities Purchase Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., General Atlantic Partners 54, L.P., General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P. and GapStar, LLC.
2.3	Stockholder Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., and International Capital Partners, Inc. Profit Sharing Trust.
2.4	Stockholder Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., Sports Capital Partners, LP, Sports Capital Partners, LP and Sports Capital Partners CEV, LLC.
2.5	Stockholder Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., General Atlantic Partners 46, L.P., General Atlantic Partners 54, L.P., General Atlantic Partners 74, L.P., GapStar LLC, GAP Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P.
2.6	Stockholder Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., Competiber, S.A., Ignacio Suárez-Zuloaga, Ramon Suárez and Valor XXI SICAV, S.A.
2.7	First Amendment to Amended and Restated Registration Rights Agreement, dated February 14, 2005, by and among Tickets.com, Inc., General Atlantic Partners 54, L.P., General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC and International Capital Partners, Inc. Profit Sharing Trust.
99.1	Joint Press Release of Tickets.com, Inc., MLBAM Acquisition Corp. and MLB Advanced Media, L.P. dated February 15, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2005	TICKETS.COM, INC. (Registrant)
	By:	/s/ Christian O. Henry
Christian O. Henry
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title or Description
2.1	Agreement and Plan of Merger, dated February 14, 2005, by and among Tickets.com, Inc., MLBAM Acquisition Corp. and MLB Advanced Media, L.P.
2.2	Securities Purchase Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., General Atlantic Partners 54, L.P., General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P. and GapStar, LLC.
2.3	Stockholder Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., and International Capital Partners, Inc. Profit Sharing Trust.
2.4	Stockholder Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., Sports Capital Partners, LP, Sports Capital Partners, LP and Sports Capital Partners CEV, LLC.
2.5	Stockholder Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., General Atlantic Partners 46, L.P., General Atlantic Partners 54, L.P., General Atlantic Partners 74, L.P., GapStar LLC, GAP Coinvestment Partners, L.P. and GAP Coinvestment Partners II, L.P.
2.6	Stockholder Agreement, dated February 14, 2005, by and among MLBAM Acquisition Corp., MLB Advanced Media, L.P., Competiber, S.A., Ignacio Suárez-Zuloaga, Ramon Suárez and Valor XXI SICAV, S.A.
2.7	First Amendment to Amended and Restated Registration Rights Agreement, dated February 14, 2005, by and among Tickets.com, Inc., General Atlantic Partners 54, L.P., General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC and International Capital Partners, Inc. Profit Sharing Trust.
99.1	Joint Press Release of Tickets.com, Inc., MLBAM Acquisition Corp. and MLB Advanced Media, L.P. dated February 15, 2005.

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